Exhibit 99.2 INTERNATIONAL FLAVORS & FRAGRANCES INC. UNAUDITED PRO-FORMA CONSOLIDATED INCOME STATEMENT (Dollars in thousands)

2002	Quarter-to-date			Year-to-date

1st Quarter	As reported	Germany and Switzerland Fruit Business	Pro-Forma

Net sales	$445,844	11,314	$434,530
Cost of goods sold	259,864	8,263	251,601

Gross margin on sales	185,980	3,051	182,929
Research & development	35,170	325	34,845
Selling and administrative	75,386	943	74,443
Amortization	3,158	--	3,158

	72,266	1,783	70,483
Restructuring and other charges	--	--	--
Interest expense	(10,427)	--	(10,427)
Other income (expense), net	1,965	--	1,965

Pretax income	63,804	1,783	62,021
Income taxes	21,857	611	21,246

Net Income	$ 41,947	1,172	$ 40,775

2nd Quarter	As reported	Germany and Switzerland Fruit Business	Pro Forma	As reported	Germany and Switzerland Fruit Business	Pro Forma

Net sales	$476,336	13,742	$462,594	$922,180	25,056	$897,124
Cost of goods sold	272,612	10,191	262,421	532,476	18,454	514,022

Gross margin on sales	203,724	3,551	200,173	389,704	6,602	383,102
Research & development	35,022	325	34,697	70,192	650	69,542
Selling and administrative	78,921	972	77,949	154,307	1,915	152,392
Amortization	3,158	--	3,158	6,316	--	6,316

	86,623	2,254	84,369	158,889	4,037	154,852
Restructuring and other charges	(9,242)	--	(9,242)	(9,242)	--	(9,242)
Interest expense	(9,294)	--	(9,294)	(19,721)	--	(19,721)
Other income (expense), net	807	--	807	2,772	--	2,772

Pretax income	68,894	2,254	66,640	132,698	4,037	128,661
Income taxes	23,493	769	22,724	45,350	1,380	43,970

Net Income	$ 45,401	1,485	$ 43,916	$ 87,348	2,657	$ 84,691

3rd Quarter	As reported	Germany and Switzerland Fruit Business	Pro Forma	As reported	Germany and Switzerland Fruit Business	Pro Forma

Net sales	$462,777	13,277	$449,500	$1,384,957	38,333	$1,346,624
Cost of goods sold	261,075	10,432	250,643	793,551	28,886	764,665

Gross margin on sales	201,702	2,845	198,857	591,406	9,447	581,959
Research & development	37,664	362	37,302	107,856	1,012	106,844
Selling and administrative	75,142	1,939	73,203	229,449	3,854	225,595
Amortization	3,158	--	3,158	9,474	--	9,474

	85,738	544	85,194	244,627	4,581	240,046
Restructuring and other charges	(2,495)	--	(2,495)	(11,737)	--	(11,737)
Interest expense	(8,947)	--	(8,947)	(28,668)	--	(28,668)
Other income (expense), net	561	--	561	3,333	--	3,333

Pretax income	74,857	544	74,313	207,555	4,581	202,974
Income taxes	25,258	184	25,074	70,607	1,564	69,043

Net Income	$ 49,599	360	$ 49,239	$ 136,948	3,017	$ 133,931

4th Quarter	As reported	Germany and Switzerland Fruit Business	Pro-Forma	As reported	Germany and Switzerland Fruit Business	Pro-Forma

Net sales	$424,292	12,338	$411,954	$1,809,249	50,671	$1,758,578
Cost of goods sold	242,284	9,517	232,767	1,035,835	38,403	997,432

Gross margin on sales	182,008	2,821	179,187	773,414	12,268	761,146
Research & development	36,171	345	35,826	144,027	1,357	142,670
Selling and administrative	75,707	1,329	74,378	305,156	5,183	299,973
Amortization	3,158	--	3,158	12,632	--	12,632

	66,972	1,147	65,825	311,599	5,728	305,871
Restructuring and other charges	--	--	--	(11,737)	--	(11,737)
Interest expense	(8,368)	--	(8,368)	(37,036)	--	(37,036)
Other income (expense), net	258	--	258	3,591	--	3,591

Pretax income	58,862	1,147	57,715	266,417	5,728	260,689
Income taxes	19,866	387	19,479	90,473	1,951	88,522

Net Income	$ 38,996	760	$ 38,236	$ 175,944	3,777	$ 172,167